Exhibit 99.1

NEWS RELEASE

Altus Midstream Initiates Cash Dividend on Common Shares

Declares $1.50 per share quarterly dividend for annualized rate of $6 per share

HOUSTON, Dec. 10, 2020 – Altus Midstream Company (Nasdaq: ALTM) today announced that its board of directors has declared a cash dividend on the company’s Class A common shares.

The dividend on Class A common shares is payable March 31, 2021, to stockholders of record on Feb. 26, 2021, at a rate of $1.50 per share, which represents the first dividend on common shares since Altus Midstream was formed in 2018.

“Given our healthy balance sheet and plan to generate free cash flow in 2021 and beyond, we believe the best path to deliver shareholder value is to return cash through a dividend,” said Clay Bretches, Altus Midstream CEO and president. “We expect earnings from our ownership in joint venture pipelines and our gathering and processing business, along with our relentless focus on cost reduction, will position us well for the foreseeable future. Our 2021 outlook is now trending above the midpoint of our gathered volumes, adjusted EBITDA and DCF guidance ranges provided on November 4, further solidifying our decision to pay a dividend.”

The dividend on the Class A common shares is being funded by a distribution of approximately $24.4 million by Altus Midstream LP on its common units. Apache Corporation (Nasdaq: APA) has an economic interest in the partnership of approximately 79% through ownership of its common units and ALTM Class A common shares.

About Altus Midstream Company

Altus Midstream Company is a pure-play, Permian-to-Gulf Coast midstream C-corporation. Through its consolidated subsidiaries, Altus owns substantially all the gas gathering, processing and transmission assets servicing production from Apache Corporation in the Alpine High play in the Delaware Basin and owns equity interests in four Permian-to-Gulf Coast pipelines. Altus posts announcements, operational updates, investor information and press releases on its website, www.altusmidstream.com.

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Non-GAAP financial measures

Certain information may be provided in this release that includes financial measurements that are not required by, or presented in accordance with, generally accepted accounting principles (GAAP). These non-GAAP measures, including adjusted EBITDA and distributable cash flow (DCF), should not be considered as alternatives to GAAP measures and may be calculated differently from, and therefore may not be comparable to, similarly titled measures used at other companies. For definitions and a reconciliation to the most directly comparable GAAP financial measures, please refer to Altus Midstream’s November 2020 investor presentation at www.altusmidstream.com.

Forward-looking statements

This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about future plans, expectations, and objectives for Altus Midstream’s and Apache’s operations, including statements about our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans, and objectives of management. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our Quarterly Reports on Form 10-Q, filed with the Securities and Exchange Commission for a discussion of risk factors that affect our

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business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Contacts

Media:	(713) 296-7276 Phil West
Investors:	(281) 302-2286 Patrick Cassidy

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